                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                    -----------------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported): November 20, 2000
                                                         -----------------

                                  BLUEFLY, INC.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)



         NEW YORK                      333-22895                 13-3612110
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


 42 West 39th Street, New York, New York                           10018
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:   (212) 944-8000
                                                    ----------------------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

     Subsequent to the date that Bluefly, Inc. (the "Company") filed its 1999 financial statements on Amendment No. 1 to Form 10-KSB, in anticipation of the receipt of additional financing, the Company increased the level of operating expenses and operating cash outflows beyond those previously contemplated. Although the Company has entered into a definitive agreement with respect to such financing, there can be no assurance that such financing will be consummated. Therefore, in connection with an anticipated filing of a Registration Statement on Form S-3, the Company has revised its financial statements to include a subsequent event disclosure regarding this change. See
Note 13 to the 1999 consolidated financial statements.

     A copy of the revised report is included in Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibit 99.1 -  Consolidated Financial Statements of Bluefly, Inc. as of
                        December 31, 1999 and 1998 and for the three Years Ended December 31, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned hereunto duly authorized.

                                     BLUEFLY, INC.

Date: November 20, 2000              By: /s/ E. Kenneth Seiff
                                         --------------------------------------
                                         E. Kenneth Seiff
                                         Chairman of the Board, Chief Executive
                                         Officer and President

                                                                    Exhibit 99.1

    BLUEFLY, INC.
    CONSOLIDATED FINANCIAL STATEMENTS
    As of December 31, 1999 and 1998
    and for the three years ended December 31, 1999

    TABLE OF CONTENTS

    Report of Independent Accountant                                    F-1

    Independent Auditors' Report                                        F-2

    Consolidated Balance Sheets  as of  December 31, 1999 and 1998      F-3

    Consolidated Statements of Operations for the three years
       ended December 31, 1999, 1998 and 1997                           F-4

    Consolidated Statements of Changes in Shareholders' Equity
       and Redeemable Preferred Stock for the three years
       ended December 31, 1999, 1998 and 1997                           F-5

    Consolidated Statements of Cash Flows for the three years
       ended December 31, 1999, 1998 and 1997                           F-6

    Notes to Consolidated Financial Statements                          F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Bluefly, Inc.:

In our opinion, the accompanying balance sheet as of December 31, 1999 and related consolidated statements of operations, changes in shareholders' equity and redeemable preferred stock and of cash flows present fairly, in all material respects, the financial position of Bluefly, Inc. and its subsidiary at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 12 to the accompanying financial statements, the Company has revised the consolidated financial statements as of December 31, 1999 to present $9,943,000 of preferred stock as redeemable preferred stock outside of shareholders' equity.

As discussed in Note 13 to the consolidated financial statements, subsequent to May 2000, and in anticipation of the receipt of additional financing, the Company increased the level of operating expenses and operating cash outflows beyond those previously contemplated. The Company will continue to incur net operating cash outflows through December 31, 2000 and beyond to accomplish its longer term business objectives. In November 2000, the Company entered into an agreement by which an existing investor/debt holder would provide the Company, subject to certain conditions, an additional $15 million. Under the terms of this agreement, during November 2000, the Company received $5 million, in the form of a loan convertible into equity upon satisfaction of such conditions.



PricewaterhouseCoopers LLP
New York, N.Y.
February 11, 2000 except Note 11, as to which the date is March 28, 2000; Note 12, as to which the date is May 12, 2000; and Note 13, as to which the date is November 15, 2000

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Bluefly, Inc.

We have audited the accompanying consolidated balance sheet of Bluefly, Inc. as of December 31, 1998 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bluefly, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

As more fully discussed in Notes 1 and 9 to the financial statements, on June 25, 1998, the Company's Board of Directors adopted a plan to discontinue its golf sportswear division. Historical assets and operations of the golf sportswear division have represented a substantial portion of the Company's assets and results of operations.

M.R. Weiser & Co. LLP
March 26, 1999
New York, N.Y.

BLUEFLY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

                                                                            1999               1998
                                                                   (Revised See Note 12)
ASSETS
Current assets:
    Cash and cash equivalents                                            $ 7,934,000        $ 2,830,000
    Funds deposited with factor                                                    -          2,264,000
    Inventories, net                                                       7,020,000            429,000
    Prepaid expenses and other current assets                              1,080,000            624,000
    Current assets of discontinued operations                                      -            553,000
                                                                         -----------        -----------
             Total current assets                                         16,034,000          6,700,000

Property and equipment, net                                                1,037,000            497,000
Other assets                                                                  38,000             15,000
                                                                         -----------        -----------

                                                                         $17,109,000        $ 7,212,000
                                                                         -----------        -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                     $ 4,287,000        $   489,000
    Accrued expenses and other current liabilities                         2,236,000            267,000
                                                                         -----------        -----------
             Total current liabilities                                     6,523,000            756,000

Deferred income taxes                                                              -             64,000
                                                                         -----------        -----------
                                                                           6,523,000            820,000
                                                                         -----------        -----------

Commitments and contingencies (Note 7)

Redeemable preferred stock - $.01 par value;
    2,000,000 shares authorized, 500,000 shares issued
    and outstanding in 1999, (liquidation preference:
    $20 per share plus accrued dividends)                                  9,943,000                  -

Shareholders' equity:
    Common stock - $.01 par value; 15,000,000 shares authorized,
      4,924,906 and 3,433,255 shares issued and
      outstanding, respectively                                               49,000             34,000
    Additional paid-in capital                                            17,825,000         10,395,000
    Accumulated deficit                                                  (17,231,000)        (4,037,000)
                                                                         -----------        -----------
                                                                             643,000          6,392,000
                                                                         -----------        -----------

                                                                         $17,109,000        $ 7,212,000
                                                                         -----------        -----------

        The accompanying notes are an integral part of these consolidated financial statements.

BLUEFLY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

                                                                           1999              1998             1997

Net sales                                                              $  4,951,000      $    215,000     $          -
Cost of sales                                                             3,766,000           266,000                -
                                                                       ------------      ------------     ------------

             GROSS PROFIT (LOSS)                                          1,185,000           (51,000)               -

Selling, marketing and fulfillment expenses                              11,424,000         1,121,000                -
General and administrative expenses                                       3,460,000         1,166,000          819,000
Internet business start up costs                                                  -           332,000                -
                                                                       ------------      ------------     ------------

             TOTAL OPERATING EXPENSES                                    14,884,000         2,619,000          819,000
                                                                       ------------      ------------     ------------

             OPERATING LOSS FROM CONTINUING OPERATIONS                  (13,699,000)       (2,670,000)        (819,000)

Interest and other income, net                                              440,000           142,000          123,000
                                                                       ------------      ------------     ------------

             LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES        (13,259,000)       (2,528,000)        (696,000)

Income tax benefit                                                            2,000            50,000          227,000
                                                                       ------------      ------------     ------------

             LOSS FROM CONTINUING OPERATIONS                            (13,257,000)       (2,478,000)        (469,000)
                                                                       ------------      ------------     ------------

Discontinued operations - Note 9:
    Income (loss) from operations, net of income tax
      provision of $0, $105,000 and $45,000, respectively                    63,000        (1,178,000)          88,000
                                                                       ------------      ------------     ------------

             NET LOSS                                                  $(13,194,000)     $ (3,656,000)    $   (381,000)
                                                                       ------------      ------------     ------------

Preferred stock dividends                                                  (342,000)                -                -
                                                                       ------------      ------------     ------------

Net loss available to common shareholders                              $(13,536,000)     $ (3,656,000)    $   (381,000)
                                                                       ------------      ------------     ------------
Basic and diluted (loss) income per common share:
    Continuing operations                                                     (2.83)             (.89)            (.22)
    Discontinued operations                                                     .01              (.43)             .04
                                                                       ------------      ------------     ------------

             BASIC AND DILUTED LOSS PER SHARE                          $      (2.82)     $      (1.32)    $       (.18)
                                                                       ------------      ------------     ------------

Weighted average shares outstanding used in calculating basic
      and diluted income (loss) per common share                          4,802,249         2,770,869        2,149,315
                                                                       ------------      ------------     ------------

        The accompanying notes are an integral part of these consolidated financial statements.

BLUEFLY, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND
REDEEMABLE PREFERRED STOCK
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

                                                 REDEEMABLE           COMMON STOCK,
                                               PREFERRED STOCK       $.01 PAR VALUE
                                            --------------------  ---------------------
                                            NUMBER OF               NUMBER OF               ADDITIONAL     ACCUMULATED
                                             SHARES      AMOUNT      SHARES     AMOUNT   PAID-IN CAPITAL     DEFICIT         TOTAL
Balance at January 1, 1997                        -          $ -   1,200,000   $ 12,000     $ 397,000            $ -      $ 409,000

Issuance of warrants - bridge financing           -            -           -          -       138,000              -        138,000

Cancellation of warrants - bridge financing       -            -           -          -       (55,000)             -        (55,000)

Sale of units ($5.00 per share)                   -            -   1,500,000     15,000     5,924,000              -      5,939,000

Net loss                                          -            -           -          -             -       (381,000)      (381,000)
                                            -------   ----------   ---------   --------  ------------   ------------     ----------
Balance at December 31, 1997                      -            -   2,700,000     27,000     6,404,000       (381,000)     6,050,000

Issuance of common stock for services             -            -      24,755          -        49,000                        49,000

Issuance of common stock for exercise of
    warrants ($5.00 per share)                    -            -     573,250      6,000     2,861,000                     2,867,000

Issuance of common stock for exercise of
    unit purchase options ($8.00 per share)       -            -     135,250      1,000     1,081,000                     1,082,000

Net loss                                                                                                  (3,656,000)    (3,656,000)
                                            -------   ----------   ---------   --------  ------------   ------------     ----------
Balance at December 31, 1998                      -            -   3,433,255     34,000    10,395,000     (4,037,000)     6,392,000

Issuance of Series A Preferred Stock
    ($20.00 per share) net of expenses
    of $57,000                              500,000    9,943,000           -          -             -              -              -

Exercise of warrants and stock options            -            -   1,491,651     15,000     7,381,000              -      7,396,000

Issuance of stock options to consultants          -            -           -          -        49,000              -         49,000

Net loss                                          -            -           -          -             -    (13,194,000)   (13,194,000)
                                            -------   ----------   ---------   --------  ------------   ------------     ----------
Balance at December 31, 1999 (Revised
    - See Note 12)                          500,000   $9,943,000   4,924,906   $ 49,000  $ 17,825,000   $(17,231,000)    $  643,000
                                            -------   ----------   ---------   --------  ------------   ------------     ----------

        The accompanying notes are an integral part of these consolidated financial statements.

BLUEFLY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

                                                                      1999            1998             1997
Cash flows from operating activities:
    Loss from continuing operations                              $ (13,257,000)    $(2,478,000)      $ (469,000)
    Adjustments to reconcile loss from continuing operations
      to net cash provided by operating activities:
        Loss on equipment disposition                                        -           7,000            7,000
        Depreciation and amortization                                  130,000          84,000           31,000
        Common stock issued for services                                 7,000          49,000                -
        Deferred income taxes                                           50,000           5,000                -
        Non cash compensation                                           49,000               -                -
        Changes in operating assets and liabilities:
           Increase in:
             Inventories                                            (6,591,000)       (429,000)               -
             Prepaid expenses and other current assets                (507,000)       (399,000)        (128,000)
             Other assets                                              (23,000)              -                -
           (Decrease) increase in:
             Accounts payable, accrued expenses and
               other current liabilities                             5,767,000        (381,000)         756,000
             Deferred tax liability                                    (64,000)              -                -
                                                                 -------------     -----------       ----------

             NET CASH (USED IN) PROVIDED BY OPERATING
               ACTIVITIES - CONTINUING OPERATIONS                  (14,439,000)     (3,542,000)         197,000
                                                                 -------------     -----------       ----------

    Income/loss from discontinued operations                            63,000      (1,178,000)          88,000
    Adjustments to reconcile income from discontinued operations to net cash provided by (used in) operating activities:
        Loss on equipment disposal                                           -               -            3,000
        Write-down of property and equipment                                 -         259,000                -
        Write-down of prepaid expenses and other current assets              -         101,000                -
        Write-down of other assets                                           -         119,000                -
        Amortization of deferred costs for bridge financing                  -               -          293,000
        Amortization of debt discount                                        -               -           83,000
        Depreciation and amortization                                        -          44,000           45,000
        Deferred income taxes                                                -          94,000                -
        Changes in operating assets and liabilities:
           (Increase) decrease in:
             Inventories                                               187,000       1,413,000         (578,000)
             Non-factored receivables                                        -        (136,000)         (10,000)
             Prepaid expenses and other current assets                       -          70,000          (84,000)
           Increase (decrease) in:
             Income taxes receivable                                   195,000           7,000         (315,000)
                                                                 -------------     -----------       ----------

             NET CASH PROVIDED BY (USED IN) OPERATING
               ACTIVITIES - DISCONTINUED OPERATIONS                    445,000         793,000         (475,000)
                                                                 -------------     -----------       ----------

             NET CASH USED IN OPERATING ACTIVITIES                 (13,994,000)     (2,749,000)        (278,000)
                                                                 -------------     -----------       ----------

Cash flows from investing activities - continuing operations:
    Purchase of property and equipment                                (670,000)        (88,000)        (519,000)
    Funds deposited with factor                                      2,264,000        (960,000)      (4,920,000)
    Increase of funds deposited with factor                                  -         553,000        3,063,000
                                                                 -------------     -----------       ----------

             NET CASH PROVIDED BY (USED IN) INVESTING
               ACTIVITIES - CONTINUING OPERATIONS                    1,594,000        (495,000)      (2,376,000)
                                                                 -------------     -----------       ----------

        The accompanying notes are an integral part of these consolidated financial statements.

BLUEFLY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

                                                                       1999            1998             1997
Cash flows from investing activities - discontinued operations:
    Purchase of property and equipment                             $         -     $   (22,000)      $ (236,000)
    Trademark costs                                                          -          (1,000)          (7,000)
                                                                   -----------     -----------       ----------

             NET CASH USED IN INVESTING ACTIVITIES -
               DISCONTINUED OPERATIONS                                       -         (23,000)        (243,000)
                                                                   -----------     -----------       ----------

             NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES     1,594,000        (518,000)      (2,619,000)
                                                                   -----------     -----------       ----------

Cash flows from financing activities - continuing operations:
    Net proceeds from issuance of Preferred Stock                    9,943,000               -                -
    Net proceeds from warrant redemption and unit purchase options   7,130,000       3,949,000                -
    Net proceeds from option exercise                                  260,000               -                -
    Net proceeds from initial public offering                                -               -        5,939,000
    Deferred costs association with initial public offering                  -               -           53,000
                                                                   -----------     -----------       ----------
             NET CASH PROVIDED BY FINANCING ACTIVITIES -
               CONTINUING OPERATIONS                                17,333,000       3,949,000        5,992,000
                                                                   -----------     -----------       ----------

Cash flows from financing activities - discontinued operations:
    Net change in due to/from factor                                   171,000       2,093,000       (2,211,000)
    Repayments of bridge financing                                           -               -       (1,500,000)
    Repayments of notes payable and short-term loan                          -               -         (644,000)
    Net proceeds from bridge financing                                       -               -        1,207,000
    Deferred costs associated with bridge financing                          -               -           75,000
                                                                   -----------     -----------       ----------

             NET CASH PROVIDED BY (USED IN) FINANCING
               ACTIVITIES - DISCONTINUED OPERATIONS                    171,000       2,093,000       (3,073,000)
                                                                   -----------     -----------       ----------

             NET CASH PROVIDED BY FINANCING ACTIVITIES              17,504,000       6,042,000        2,919,000
                                                                   -----------     -----------       ----------

Net increase in cash                                                 5,104,000       2,775,000           22,000

Cash balance - beginning of year                                     2,830,000          55,000           33,000
                                                                   -----------     -----------       ----------

             CASH BALANCE - END OF YEAR                            $ 7,934,000     $ 2,830,000       $   55,000
                                                                   -----------     -----------       ----------

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
      Interest                                                               -     $     8,000       $   75,000
                                                                   -----------     -----------       ----------
      Income taxes                                                 $    17,000     $     5,000       $  125,000
                                                                   -----------     -----------       ----------
    Non-cash transactions:
      Issuance of warrants in connection with bridge financing               -     $         -       $  138,000
                                                                   -----------     -----------       ----------
      Cancellation of warrants in connection with bridge financing           -     $         -       $   55,000
                                                                   -----------     -----------       ----------
      Exchange of goods for services provided                      $    19,000
                                                                   -----------

        The accompanying notes are an integral part of these consolidated financial statements.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

1.       THE COMPANY

         The Company is an internet retailer of designer fashions and home accessories at outlet store prices. The full service Web store ("Bluefly.com" or "Web Site") sells over 300 brands of designer apparel, accessories and house and home products at discounts of up to 75%. Bluefly.com, which launched in September 1998, also offers information on current fashion trends.

         The Company has sustained net losses and negative cash flows from operations since the formation of Bluefly.com. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations or raise additional financing through public or private equity financing, collaborative or other arrangements with corporate sources, or other sources of financing to fund operations. During 1999, the Company received additional financing of approximately $17 million. Should the need arise, the Company has received a commitment from a preferred stockholder to finance anticipated working capital deficiencies up to $15 million, if any, through December 31, 2000. Management believes that its current funds and the funds under commitment from a preferred stockholder will be sufficient to enable the Company to meet its planned expenditures through at least December 31, 2000. If anticipated operating results are not achieved, the Company intends to obtain additional equity or debt financings. If such financings are not available on terms acceptable to the Company, the Company will delay or reduce its expenditures in order to meet its obligations.

         On June 25, 1998, the Company's Board of Directors voted to discontinue the operations of its golf sportswear division and devote all of the Company's energy and resources to building Bluefly.com. See Note 9.

         Effective October 29, 1998, the Company's shareholders approved a resolution to change the name of the Company from Pivot Rules, Inc. to Bluefly, Inc.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

         REVENUE RECOGNITION
         The Company recognizes revenue on product sales when goods are shipped to the customer.

         Net sales include reductions for estimated returns, uncollectible accounts and sales discounts. The Company does not record proceeds received for shipping and handling as sales.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is not a rule or interpretation of the SEC, however, it represents interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws. The Company does not believe that the interpretations outlined in SAB 101 will have an impact on the Company's revenue recognition policies.

         RISKS AND UNCERTAINTIES
         The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks and uncertainties include, but are not limited to, the following: the competitive nature of the business and the potential for competitors with greater resources to enter such business; the Company's limited operating history and need for additional financing; consumer acceptance of the Internet as a medium for purchasing apparel; rapid technological change of online commerce and the potential for security risks; governmental regulation and legal uncertainties, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include inventory valuation and reserves for returns and allowance for doubtful accounts. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         The Company considers all short-term marketable securities having an original maturity of three months or less to be cash equivalents.

         INVENTORIES
         Inventories, which consist of finished goods, are stated at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") method.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Equipment and software is depreciated on a straight-line basis over three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Maintenance and repairs are expensed as incurred.

         INCOME TAXES
         The Company recognizes deferred tax assets and liabilities on the differences between the financial statement and tax bases of assets and liabilities using enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is realized in income in the period that includes the enactment date. In

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         addition, valuation allowances are established when it is more likely than not that deferred tax assets will not be realized.

         LONG-LIVED ASSETS
         The Company's policy is to evaluate long-lived assets and certain identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This evaluation is based on a number of factors, including expectations for operating income and undiscounted cash flows that will result from the use of such assets. The Company has not identified any such impairment of assets.

         STOCK BASED COMPENSATION
         The Company applies Statement of Financial Accounting Standards No. ("SFAS") 123 "Accounting for Stock Based Compensation," in accounting for its stock based compensation plan. In accordance with SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and related Interpretations for expense recognition. In connection with stock option grants to employees, no compensation expense has been recorded in fiscal years 1999, 1998 and 1997, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant.

         NET LOSS PER SHARE
         The Company has adopted SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share excludes dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period.

         Diluted earnings (loss) per share is computed by dividing earnings
         (loss) available to common shareholders by the weighted average number of common shares outstanding for the period, adjusted to reflect potentially dilutive securities. Due to the loss from continuing operations, options to purchase 1,110,150 shares of Common Stock and Preferred Stock convertible into 952,381 of Common Stock shares were not included in the computation of diluted earnings per share because the result of the exercise of such inclusion would be antidilutive.

         ADVERTISING
         Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 1999 and 1998 amounted to approximately $6,540,000 and $443,000 respectively. For the year ended December 31, 1997, the Company incurred approximately $908,000 in advertising expense relating to the discontinued operations.

         FULFILLMENT
         The Company utilizes a third party to perform all of its order fulfillment. For the years ended December 31, 1999 and 1998, fulfillment expenses totaled $557,000 and $54,000, respectively. These amounts are included in selling, marketing and fulfillment expenses in the statements of operations.

         RESEARCH AND DEVELOPMENT
         Research and development costs, incurred in connection with enhancements to the Web Site, prior to technological feasibility, are expensed when incurred. During the years ended December 31, 1999 and 1998 amounts charged to research and development expense amounted to $146,000 and $347,000 respectively.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         COMPREHENSIVE INCOME
         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No.130"). This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No.130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company has had no other comprehensive income items to report.

         START UP COSTS
         In June 1998, the Company adopted Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities." Startup activities include (i) one-time activities relating to the introduction of a new product or service, conducting business in a new territory, conducting business with a new class of customer or commencing a new operation and
         (ii) organization costs. Start-up activities are expensed as incurred. For the year ended December 31, 1998, $332,000 of start up costs relating to the formation of the Internet business were expensed as incurred.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying amounts of the Company's financial instruments, including cash and cash equivalents, funds deposited with factor, accounts payable and accrued liabilities, approximate fair value due to their short maturities.

         RECLASSIFICATIONS
         Certain amounts in the consolidated financial statements of the prior periods have been reclassified to conform to the current period presentation for comparative purposes.

3.       PROPERTY AND EQUIPMENT

         As of December 31, 1999 and 1998, property and equipment for continuing operations consist of the following:

                                                       1999              1998
Leasehold improvements                              $  488,000         $ 287,000
Office equipment                                       308,000           167,000
Computer equipment and software                        471,000           142,000
                                                    ----------         ---------
                                                     1,267,000           596,000
    Less accumulated depreciation                      230,000            99,000
                                                    ----------         ---------
                                                    $1,037,000         $ 497,000
                                                    ----------         ---------

         Depreciation and amortization of property and equipment was approximately $130,000, $84,000 and $31,000, for the years ended December 31, 1999, 1998 and 1997, respectively.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

4.       PREPAID EXPENSES AND OTHER CURRENT ASSETS

         As of December 31, 1999 and 1998, prepaid expenses and other current assets consist of the following:

                                                    1999              1998
Due from credit card companies                   $  350,000         $  27,000
Other current assets                                453,000            68,000
Prepaid expenses                                    213,000           424,000
Income taxes receivable                              34,000            55,000
Other receivables                                    30,000                 -
Deferred income tax                                       -            50,000
                                                 ----------         ---------
                                                 $1,080,000         $ 624,000
                                                 ----------         ---------

5.       ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         As of December 31, 1999 and 1998, accounts payable, accrued expenses and other current liabilities consist of the following:

                                                    1999              1998
Accounts payable                                 $4,287,000         $ 489,000
Accrued expenses                                    646,000           105,000
Provision for returns and bad debt                  868,000            47,000
Accrued media expenses                              407,000                 -
Salary and bonus accrual                            315,000           115,000
                                                 ----------         ---------
                                                 $6,523,000         $ 756,000
                                                 ----------         ---------

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

6.       INCOME TAXES

         The components of the provision (benefit) for income taxes is comprised of the following:

                                  CONTINUING OPERATIONS
                    ---------------------------------------------------
                            1999             1998               1997

Current
    Federal              $  (2,000)        $ (55,000)        $(220,000)
    State                        -                 -            (7,000)
                    ---------------  ----------------  ----------------
                            (2,000)          (55,000)         (227,000)
                    ---------------  ----------------  ----------------

Deferred
    Federal              $       -         $   3,000         $   1,000
    State                        -             2,000            (1,000)
                    ---------------  ----------------  ----------------
                                 -             5,000                 -
                    ---------------  ----------------  ----------------

                         $  (2,000)        $ (50,000)        $(227,000)
                    ---------------  ----------------  ----------------

                                 DISCONTINUED OPERATIONS
                    ---------------------------------------------------
                            1999             1998               1997

Current
    Federal              $       -         $  11,000         $  45,000
    State                        -                 -                 -
                    ---------------  ----------------  ----------------
                                 -            11,000            45,000
                    ---------------  ----------------  ----------------

Deferred
    Federal              $       -         $  81,000         $       -
    State                        -            13,000                 -
                    ---------------  ----------------  ----------------
                                 -            94,000                 -
                    ---------------  ----------------  ----------------

                         $       -         $ 105,000         $  45,000
                    ---------------  ----------------  ----------------

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

                                                         1999          1998
Deferred tax assets
    Net operating losses                             $ 6,222,000     $ 920,000
    Foreign tax credits                                   13,000             -
    Depreciation and amortization                        216,000             -
    Accounts receivable and inventory reserves            95,000        50,000
    Other                                                  4,000             -
                                                     -----------     ---------
                                                       6,550,000       970,000
        Valuation Allowance                           (6,550,000)     (920,000)
                                                     -----------     ---------
                                                                        50,000
Deferred tax liability
    Tax over book depreciation                                 -       (64,000)
                                                     -----------     ---------
             NET DEFERRED TAX ASSET (LIABILITY)      $         -     $ (14,000)
                                                     -----------     ---------

         The Company has tax credit carryforwards of $13,000 which have expiration dates through 2001. In addition, the Company has approximately $15,785,000 of net operating loss carryforwards which have expiration dates through 2019. The Company provided a full valuation allowance on the entire deferred tax asset balance due to the uncertainty regarding the realizability of these assets due to recent losses.

         The Company's effective tax rate differs from the U.S. Federal Statutory income tax rate of 34% as follows:

                                               1999         1998          1997
Statutory federal income tax rate             (34.00)%     (34.00)%     (34.00)%
State taxes, net of federal tax benefit        (5.40)        0.40         1.70
Other                                           0.20            -            -
Valuation allowance on deferred tax asset      39.18        35.10            -
                                            ---------     --------    ---------
Effective tax rate                             (0.02)%       1.50%      (32.30)%
                                            ---------     --------    ---------

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

7.       COMMITMENTS AND CONTINGENCIES

         EMPLOYMENT CONTRACTS
         The Company has entered into certain employment contracts, which expire through December 31, 2003. As of December 31, 1999, the Company's aggregate commitment for future base salary under these employment contracts is:

2000                                                          $1,045,000
2001                                                           1,045,000
2002                                                             767,000
2003                                                             182,000
                                                              ----------
           TOTAL                                              $3,039,000
                                                              ----------

         OPERATING LEASES
         The Company leases equipment and space under various leases which expire beginning 2000 through 2009. Rent expense aggregated approximately $156,000, $78,000 and $95,000 for the years ended December 31, 1999, 1998 and 1997. As of December 31, 1999, future minimum rentals, excluding utilities, are as follows:

2000                                                          $1,902,000
2001                                                           1,150,000
2002                                                             215,000
2003                                                             219,000
2004                                                             224,000
Thereafter                                                       898,000
                                                              ----------
           TOTAL                                              $4,608,000
                                                              ----------

         MARKETING AND ADVERTISING COMMITMENTS
         As of December 31, 1999, the Company has advertising and marketing commitments in connection with its online and offline relationships of approximately $1,695,000 through December 31, 2000.

         LEGAL PROCEEDINGS
         The Company is, from time to time, a party to routine litigation arising in the normal course of its business. The Company believes that none of these actions will have a material adverse effect on the business, financial condition, operating results or cash flows of the Company.

         The Company was named as a defendant in an action commenced by Tommy Hilfiger Licensing, Inc. ("Hilfiger") in August 1999 in the United States District Court for the Southern District of New York. In its complaint, Hilfiger specifically alleged that ten styles of Hilfiger product sold by the Company were not authentic Hilfiger merchandise and also alleged, upon information and belief, that the Company had sold other styles of Hilfiger merchandise that were not authentic. The Company sold less than $5,000 of the styles of product that Hilfiger has specifically alleged to be inauthentic. Subsequent to year end, the Company and Hilfiger settled the lawsuit on terms acceptable to both parties. The Company does not believe that the settlement will have a material adverse effect upon its business, financial condition or results of operations.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

8.       SHAREHOLDER'S EQUITY AND REDEEMABLE EQUITY

         AUTHORIZED SHARES
         In May 1997, the Company's Board of Directors authorized for issuance 2,000,000 shares of preferred stock, $.01 par value per share, and increased the aggregate number of shares of Common Stock, $.01 par value per share ("Common Stock"), authorized for issuance from 10,000,000 shares to 15,000,000 shares.

         SERIES A CONVERTIBLE PREFERRED STOCK
         On July 27, 1999, the Company entered into an Investment Agreement with an investor group led by affiliates of Soros Private Equity Partners, LLC (the "Soros Investment Agreement") pursuant to which it issued 500,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") for an aggregate purchase price of $10 million. The Series A Preferred Stock is convertible into shares of Common Stock at a rate of $10.50 per share, and bears a cumulative compounding dividend of 8% per annum, payable upon conversion at the Company's option in cash or in Common Stock. The Series A Preferred Stock has a liquidation preference equal to the face value of the Series A Preferred plus accrued dividends and ranks senior to the Common Stock with respect to the payment of distributions on liquidation, dissolution or winding up of the Company and with respect to the payment of dividends.

         The Series A Preferred Stock may be converted into Common Stock at any time by the holders thereof and will automatically be converted into Common Stock if the closing price of the Common Stock is $31.50 or higher for 30 consecutive trading days, or immediately prior to the consummation of a merger or sale of all or substantially all of the assets of the Company pursuant to which shareholders of the Company are to receive cash, securities and/or other property worth at least $31.50 per share of Common Stock of the Company. Excluding shares of Common Stock that may be issued as payment for accrued dividends, the 500,000 shares of Series A Preferred Stock are convertible into 952,381 shares of Common Stock, subject to customary antidilution provisions. The holders of the Series A Preferred Stock have certain rights to appoint a designee to the Company's Board of Directors. Certain actions of the Company may not be taken without the approval of such designee. In addition, holders of the Series A Preferred Stock have certain registration rights with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock and certain pre-emptive rights with respect to future issuances of capital stock by the Company.

         INITIAL PUBLIC OFFERING
         In May 1997, the Company completed an initial public offering ("IPO") of 1,500,000 units ("Units"), each Unit consisting of one share of the Company's Common Stock and one redeemable common stock purchase warrant ("Warrants"). The Company received net proceeds of $5,939,000 (which are net of underwriting costs and expenses), of which approximately $2,032,000 was used to repay Company indebtedness, including the repayment of notes issued by the Company in connection with the bridge financing. The funds from the IPO were deposited with the Company's Factor and invested at a rate of 1.75% below prime. As a result of the repayment of the notes issued in the bridge financing, the Company has written-off $83,000 of unamortized debt discount and $256,000 of unamortized debt issuance costs.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         UNIT PURCHASE OPTIONS
         In May 1997, the Company sold to the underwriter of the IPO, for an aggregate purchase price of $100, 150,000 Unit Purchase Options ("UPO's"). Each UPO entitles the holder thereof to purchase one Unit. The UPO's are exercisable initially at a price of $8.00 per Unit during the four-year period commencing on May 15, 1998. During the fourth quarter of 1998, 135,250 UPO's were exercised and during 1999, 3,250 UPO's were exercised. As of December 31, 1999, there were 11,500 UPO's outstanding.

         WARRANTS
         In connection with the Company's IPO, the Company issued 1,500,000 units ("Units"), with each Unit consisting of one share of common stock and one redeemable common stock purchase warrants ("Warrant"). These Warrants entitled the holders to purchase one share of Common Stock at $5.00 per share during the four-year period commencing May 15, 1998; all Warrants became exercisable on such date. The Company had the right to redeem the Warrants at any time after they became exercisable, at a price of $.01 per Warrant, provided that the market price of the stock exceeded $8.25 for a specific period of time, and upon specific notice provisions. On December 21, 1998, the Company provided notice of its election to redeem the Warrants. In the first quarter of 1999, 1,412,374 Warrants were exercised, resulting in proceeds of $7,062,000. Substantially all of the Warrants included in the Units were exercised prior to the redemption.

         BRIDGE FINANCING
         On January 2, 1997, the Company issued 15 units, each consisting of one convertible subordinated secured promissory note in the principal amount of $100,000 per unit ("Note") and warrants to purchase 40,000 shares of common stock of the Company, no par value, at an exercise price of $2.50 per share ("Bridge Warrants"), for gross proceeds of $1,500,000. Net proceeds amounted to $1,207,000, after agency expenses and brokerage fees, but before additional debt issuance costs. A portion of the gross proceeds has been allocated to the Bridge Warrants based on an estimate of their fair market value, resulting in approximately $138,000 of original issue discount and a $138,000 increase in paid-in capital.

         The Notes bore interest at the rate of 10% per annum from January 2, 1997 through April 30, 1997, and thereafter at the rate of 12% per annum, until such notes were repaid from the proceeds of the Company's IPO.

         In May 1997, the Bridge Warrant holders surrendered 237,000 out of the 600,000 Bridge Warrants issued in connection with the bridge financing. The cancellation of such Bridge Warrants resulted in a reduction of interest expense, and additional paid-in capital of $55,000. The remaining Bridge Warrants were converted in May 1997 (on a one-for-one basis) into warrants with the same terms as the warrants sold in the IPO.

         STOCK OPTION PLAN
         In May 1997, the Company's Board of Directors adopted a stock option plan (the "Plan") for the purpose of encouraging key employees, consultants and directors who are not employees to acquire a proprietary interest in the growth and performance of the Company. Options are granted in terms not to exceed ten years and become exercisable as specified when the option is granted. Vesting terms of the options range from immediately to a ratable vesting period of four years. In 1999, the Company amended the plan in order to increase the maximum number of shares that may be granted under the Plan to 1,500,000.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         The following table summarizes the Company's stock option activity:

                                                     NUMBER           WEIGHTED
                                                       OF             AVERAGE
                                                     SHARES        EXERCISE PRICE
Options granted                                      117,000          $    5.00
Options canceled                                     (24,500)              5.00
                                                   ----------

Balance at December 31, 1997                          92,500               5.00
                                                   ----------
Options granted                                      221,100               2.73
Options canceled                                     (53,625)              4.05
                                                   ----------

Balance at December 31, 1998                         259,975               3.27
                                                   ----------
Options granted                                      958,050              11.90
Options canceled                                     (40,000)             12.04
Options exercised                                    (67,875)              4.12
                                                   ----------

Balance at December 31, 1999                       1,110,150              10.35
                                                   ----------

Eligible for exercise at December 31, 1998            96,694               4.21
                                                   ----------
Eligible for exercise at December 31, 1999           169,763               7.15
                                                   ----------

         The stock options are exercisable in different periods commencing in 1998 through 2009.

         Additional information with respect to the outstanding options as of December 31, 1999, is as follows:

                          OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
                  ------------------------------------   --------------  -------------------------------
                                        WEIGHTED           WEIGHTED                         WEIGHTED
   RANGE OF                             AVERAGE             AVERAGE                          AVERAGE
   EXERCISE          OPTIONS           REMAINING           EXERCISE         OPTIONS         EXERCISE
    PRICES         OUTSTANDING      CONTRACTUAL LIFE         PRICE        EXERCISABLE         PRICE
$2.16-$3.22              163,600       8.52 Years           $ 2.59            80,542         $ 2.48
$5.00                     28,500       6.25 Years             5.00            26,750           5.00
$8.34-$9.66              169,250       9.60 Years             9.12             9,104           9.10
$10.28-$13.81            514,700       9.89 Years            11.24             5,942          10.77
$14.38-$16.60            234,100       9.13 Years            15.07            47,425          15.09
                       ---------                                             -------
$2.16-$16.60           1,110,150       9.43 Years            10.35           169,763           7.15

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         The Company does not recognize compensation expense for stock options granted at or above fair market value, as permitted by the accounting standards. The fair value of options granted during 1999, 1998 and 1997 was approximately $8.6 million, $332,000 and $112,000, respectively. The Company calculated the fair value of each option grant on the date of the grant using the Black scholes option pricing model as prescribed by SFAS No. 123. The following assumptions were used in applying the model:

                                                                        YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------------
                                                                  1999            1998            1997
Risk-free interest rates                                       4.80-6.55%      4.46-5.72%      5.98-6.67%
Expected lives (in years)                                          6               6               6
Dividend yield                                                     0%              0%              0%
Expected volitility                                               62%             49%             40%

         Had compensation expense for the Plan been determined consistent with the provisions of SFAS No. 123, the effect on the Company's basic and diluted net loss per share would have been as follows:

                                                                        YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------------
                                                                  1999            1998            1997
Basic and diluted net loss as reported                        $13,194,000     $ 3,656,000      $ 381,000
Basic and diluted net loss per share, as reported             $      2.82     $      1.32      $    0.18
Basic and diluted net loss, pro forma                         $14,009,000     $ 3,988,000      $ 493,000
Basic and diluted net loss per share, pro forma               $      2.92     $      1.44      $    0.23

         As of December 31, 1999 the Company has reserved an aggregate of 2,085,531 shares of Common Stock for the exercise of the UPO's, Stock Options and the conversion of Preferred Stock.

9.       DISCONTINUED OPERATIONS

         The operating loss from discontinued operations of $1,178,000 in 1998 includes a $479,000 loss relating to the write down of the assets of the golf sportswear division. The Company does not anticipate any future losses from its discontinued operations.

         In September 1998, the Company sold all of its trademarks related to the discontinued golf sportswear division to Klear Knit Sales, Inc. Under the terms of the agreement, the Company received $400,000 in cash and is entitled to receive future payments for a period up to five years based on certain performance measures. Total future payments to be made to the Company, if any, during the five year period, are capped at an aggregate amount of $290,000. A non-employee, non-director shareholder of the Company acted as a broker on the sale of the

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         trademarks and is entitled to a broker's fee equal to 11.9% of future payments received, if any, by the Company (a maximum of $34,500 in fees may be due under the agreement).

         The disposal of the golf sportswear division has been accounted for as a discontinued operation and, accordingly, its net assets have been segregated from continuing operations in the accompanying consolidated balance sheet, and its operating results are segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows.

         Information relating to the discontinued operations of the golf sportswear division for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                   1999            1998            1997
Net sales                                                         $     -       $ 3,914,000     $10,323,000
Cost of sales                                                           -         3,838,000       7,392,000
                                                                  -------       -----------     -----------
             GROSS PROFIT                                               -            76,000       2,931,000

Income from adjustments to allowances and
    accruals                                                       67,000                 -               -

Selling, marketing, design and administrative                       8,000         1,155,000       2,200,000
Writedown of property and equipment                                     -           379,000               -
                                                                  -------       -----------     -----------
             OPERATING INCOME (LOSS)                               59,000        (1,458,000)        731,000

Income from sale of trademarks                                          -           400,000               -
Other income (expenses)                                             4,000           (15,000)       (305,000)
Amortization and write-off of deferred costs
    for bridge financing                                                -                 -        (293,000)
                                                                  -------       -----------     -----------
             INCOME (LOSS) BEFORE PROVISION
               FOR INCOME TAXES                                    63,000        (1,073,000)        133,000

Provision for income taxes                                              -          (105,000)        (45,000)
                                                                  -------       -----------     -----------

             NET INCOME (LOSS)                                    $63,000       $(1,178,000)    $    88,000
                                                                  -------       -----------     -----------

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

         The net assets of the golf sportswear division included in the accompanying balance sheet at December 31, 1998 are as follows:

                                                                DECEMBER 31,
                                                                    1998
Due from factor                                                  $  171,000
Non-factored receivables                                            187,000
Income taxes receivable                                             195,000
                                                                 ----------
             TOTAL CURRENT ASSETS OF
               DISCONTINUED OPERATIONS                           $  553,000
                                                                 ----------

         The Company's liabilities will not be assumed by others, therefore, in accordance with the accounting standards for the presentation of discontinued operations all such liabilities are recorded as continuing operations.

10.      CONCENTRATION

         The Company acquired approximately 14.6% and 40.6%, respectively, for the years ended December 31, 1999, and 1998 of its inventory from one supplier.

11.      SUBSEQUENT EVENTS

         Subsequent to year end, the Company has obtained a commitment from affiliates of Soros Private Equity Partners ("Soros") to provide, at the Company's option, up to $15 million of financing at any time during 2000 on terms reflecting market rates for such financings at the time such financing is provided (the "Soros Commitment"). The Company's investment banker, Credit Suisse First Boston, is advising it in determining its most prudent strategy for financing, including whether to proceed with a round of financing with Soros pursuant to the Soros commitment, with one or more private investors, or some combination thereof. In the interim, Soros has provided the Company with $3 million in debt financing, in a note that bears interest at a rate of 8% per annum and is due in January 2002 (the "Soros Note"). The Soros Note provides that amounts due thereunder will convert into securities sold in the Company's next round of financing and will be considered as part of the $15 million of financing committed under the terms of the Soros Commitment. In connection with the Soros Commitment and Soros Note, the Company has granted Soros a warrant pursuant to which it has the right to purchase up to 175,000 shares of Common Stock (subject to certain vesting provisions relating to the timing of the Company's next round of financing) at an exercise price equal to the value of a share of Common Stock as determined in the Company's next round of financing, exercisable at any time during the next 5 years.

BLUEFLY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
DOLLARS ROUNDED TO THE NEAREST THOUSAND
--------------------------------------------------------------------------------

12.      EFFECTS OF REVISED REPORTING OF REDEEMABLE EQUITY

         As described in Note 8, the Company issued 500,000 shares of Series A Preferred Stock in July 1999. The Series A Convertible Preferred Stock is subject to optional redemption upon a change in control of the Company that results in the holders of Series A Convertible Preferred Stock receiving cash or marketable securities with an aggregate value of less than 3 times the conversion price of the Series A Preferred Stock.

         Although the Company believes that the likelihood of redemption occurring is remote, it has revised the financial statements as of December 31, 1999 to account for the Series A Convertible Preferred Stock pursuant to the SEC Accounting Series Release No. 268, as redeemable equity on the accompanying balance sheet.

         The revision of the financial statements for the matter described above had no effect on the Company's net loss, total assets, total liabilities, or cash position. The Company's redeemable equity, total shareholders' equity at December 31, 1999, as previously reported and as revised, are as follows:

                                                             December 31, 1999
 Redeemable equity - previously reported                       $        --
 Adjustment related to the presentation of the Series A
      Convertible Preferred Stock as redeemable                  9,943,000
                                                               -----------
 As revised                                                    $ 9,943,000
                                                               ===========

 Shareholders' equity - previously reported                    $10,586,000
 Adjustment related to the presentation of the Series A
      Convertible Preferred Stock as redeemable                 (9,943,000)
                                                               -----------
 As revised                                                    $   643,000
                                                               ===========

13.       SUBSEQUENT EVENTS -- LIQUIDITY

          As discussed in Note 11, in March 2000, the Company received a commitment from affiliates of Soros Private Equity Partners ("Soros") to provide, at the Company's option, up to $15 million of financing at any time during 2000 on terms reflecting market rates for such financings at the time such financing is provided (the "Soros Commitment"). Based upon its then existing business plan, management believed that its then existing funds and the funds from the Soros Commitment would be sufficient to enable the Company to meet its planned expenditures through at least December 31, 2000. Soros provided the $15 million related to the March 2000 funding commitment (the "Soros Notes") and has made additional commitments and provided additional funding as discussed below.

          Subsequent to May 2000, and in anticipation of the receipt of additional financing, the Company increased the level of operating expenses and operating cash outflows beyond those previously contemplated. The Company will continue to incur net operating cash outflows through December 31, 2000 and beyond in order to achieve its business objectives. On November 13, 2000, the Company entered into an agreement with Soros pursuant to which affiliates of Soros have agreed to invest up to an additional $15 million in the Company, subject to certain conditions (the "New Soros Financing"). Under the terms of the agreement, Soros has invested an additional $5 million in the form of a note (the "New Note"), convertible into Preferred Stock at the price of $2.34 per share.

          The New Soros Financing agreement requires the Company to offer the public shareholders of the Company, as of a date to be determined, the right to purchase up to an aggregate of $20 million of Common Stock at $2.34 per share. If the public shareholders purchase less than $20 million of Common Stock, Soros would purchase the difference between $20 million and the amount purchased by the public shareholders, up to a total of $10 million, all at the rate of $2.34 per share. As part of the transaction, and subject to shareholder approval, the Soros Notes, as well as the New Notes, would be converted into preferred stock at a price of $2.34 per share, and the conversion price of the preferred stock previously issued to Soros and other investors would be reduced to $2.34 per share. All of the preferred stock would earn dividends at the rate of 8% per year, payable in cash or stock, at the Company's option, upon conversion. The preferred stock issued pursuant to the New Soros Financing would be convertible into shares of Common Stock of the Company on a one-for-one basis.

          Assuming the transaction is consummated, Soros would likely own a majority of the Company's voting and equity interests. In addition, the preferred stock would provide Soros with veto rights over certain Company actions and would allow Soros to control any vote of the Company's board of directors.

          Closing of the New Soros Financing requires approval by the shareholders of the Company and is subject to certain other closing conditions. The New Note bears interest at the rate of 11% until it is converted. There can be no assurance that the shareholders will approve the New Soros Financing or that the New Soros Financing will be consummated. If it is not consummated, the Soros Notes and the New Notes shall become payable on May 1, 2000.